EXHIBIT 10.1

BUSINESS LOAN CONTRACT-CORPORATION
(Letter of commitment and acceptance of conditions for entering into a loan)

CREDIT LINE NO:

APPROVAL:

Between us: VICTOR ALVAREZ BRAVO, WITH IDENTIFICATION NUMBER 5-0196-0682. married once, Manager of the Bagaces Branch, Guanacaste in my capacity as General Representative without limitation of amount of the national Bank of Costa Rica with Juridical Identification Number 4-000-001021, as stated in the Business Section of the Public Registry, Volume: 547, Page: 12, Line: 3923, hereinafter called for matters relative to this contract, the CREDITOR and CORPORATIONS as Borrower and Debtor: SABILA INDUSTRIAL S.A., with Juridical Identification Number 3-101-123588-00 and as Codebtor: FINCA SABILA S.A. with Juridical Identification Number 3-101-104967-00, both with address 4.0 kilometers south of the main entrance to Liberia, Guanacaste, on Inter-American Highway, identified for purposes relative to this contract as DEBTOR, REPRESENTED BY CARLTON EDGAR TURNER, of age, married, businessman, with Passport Number [ deleted for confidentiality ], A NATIONAL OF THE UNITED STATES OF AMERICA. With address in the Sabila Industrial Plant located 4.0 kilometers south of the main entrance to Liberia, Guanacaste, we hereby agree to enter into this business loan contract, which shall be ruled by legal provisions and the following clauses:

FIRST: THE OBJECT: The first party grants the second party a loan in the amount of TWO MILLION NINE HUNDRED NINETY THOUSAND DOLLARS NET. This loan shall operate as a rotating credit line, enabling the interested party to use such a line by following the investment project already approved, and every time that for reasons of cancellation of any one of the budget items used, there remains an available balance, they may use it again, provided they do not, at any time, exceed the limit established for said approved line of credit.

As users of the loan, they may use it by means of one or several disbursements or sub-loans, for the purposes stipulated in the corresponding investment plan and whose amount shall be approved by the Bank within the approved limit. Amortizations paid to each sub-loan shall automatically generate new availability.

In case the National Bank or the General Superintendent of Financial Entities verifies the existence of irregularities in the handling of the Credit Opening, the obligation enters into default or there is in general terms a failure to comply with any provision of the regulations or rulings governing this type of credits, the national Bank shall have the right to declare the loan canceled and demand full and immediate payment, by whatever means it considers appropriate.

SECOND: THE TERM: The term for use of the credit line shall be THIRTY SIX MONTHS FOR THE LINE AND UP TO ONE HUNDRED EIGHTY DAYS FOR EACH SUB-LOAN WITHOUT EXCEEDING THE TERM OF THE LINE as of the date of signature of this contract (which may be extended, if the Bank approves, for equal periods of time until completion of five years). Operations derived from this line of credit shall have their own date of maturity and said date will not be extended under any circumstances.

The term for the line of credit and the operations derived from it is independent, operations may be carried out during the entire period of validity of the line of credit, provided, and whenever, none of them has exceeded the maximum term granted to the line.

By reason of the fact that the money generated by this line of credit shall be provided by the creditor Bank to the debtor by means of sub-loans or partial disbursements, the creditor Bank retains the right, and the debtor so accepts it, to retain or stop the delivery of one or several such sub-loans or partial disbursements, if the debtor is not up to date in servicing the loan, both in this and in any other credit operations, direct or indirect, that the debtor may have with the creditor Bank, at the time said disbursements or transfers must be made, without responsibility of any kind falling on the creditor Bank.

The debtor hereby accepts that disbursements under the loan shall be made according to availability of funds on the part of the Creditor or possible government restrictions. The entire proceeds from this loan, must be invested in the approved investment plan.

For operations derived the term shall be of UP TO ONE HUNDRED EIGHTY DAYS FOR EACH SUB-LOAN WITHOUT EXCEEDING THE TERM OF THE LINE OF CREDIT, independently from that granted for the line of credit.

Notwithstanding the term stipulated and due to possible restrictions in, funds available originated by measures established by the Central Bank of Costa Rica or due to other reasons that in its opinion considers convenient to its interests, the Bank may, at its discretion, suspend in a temporary or definitive manner the validity of the Line of Credit based on which sub-loans are formalized, with any responsibility on its, part with the sole obligation of having to notify the holder of the credit, of the situation described above, one month in advance of interruption of funding for matters relative to the credit opening.

The Bank retains the right to suspend in whole or in part the use of the line of credit, when it considers it is convenient to its interests or when the client has changed the destination of funds for which they were granted, without receiving prior approval from the bank, and may cause the loan to become due and payment of the balance may be required immediately, without prejudice to the remaining responsibilities that the debtor may have entered into.

Sub-loans entered into under this line of credit, shall be paid in the Bank's Offices. in the same currency in which the loan was agreed upon, on the date established according to provisions of the corresponding artic1es of the Commerce Code and the Penal Code.

THIRD: INTEREST RATES: The debt shall generate annual ordinary interest rates, that may be adjusted periodically, on the balances due of the capital lent, payable on a QUARTERLY basis. in advance, as of the date in which the document has been duly constituted, at the LIBOR rate for SIX months plus 3.00% (11 and See Note), which in no case shall be lower than 6.00%. This rate is the result of a combination of two factors, one the fixed rate of 3.00% PERCENTAGE POINTS according to the BN-PIMEX program This rate is the result of a combination of two factors, one fixed 3.00% percentage points and one variable composed by the international LIBOR 6-MONTH rate valid at the time of formalization, whose quotation appears daily in the MONEY RATES section of the U.S. newspaper the Wall Street Journal and copies of said news medium shall constitute in any case sufficient evidence for confirmation of this rate The National Bank of Cost Rica, obtains the information relative to the above-mentioned interest rate from the Reuters International System and artic1e four hundred ninety seven of the Commerce Code Adjustments to the interest rate shall be made initially on a quarterly basis, but the debtor accepts expressly, formally and irrevocably that the Bank may in the future make adjustments on a monthly, bimonthly, quarterly, semi-annually or annually. The interest rate will never be below the bottom rate of 6% percentage points, interest for default: 2% percentage points above the amounts due and additional to the current rate In case of default more than ONE day $10.00 will be charged

FOURTH: CHANGES IN CURRENT INTEREST RATES: The debtor understands and accepts expressly that the loan will be formalized with the above described interest rate, due to its credit history with the Bank. Thereby, the debtor also accepts that, if during the. term of the loan and for causes exc1usively of its responsibility, it were to fail to comply with the Credit Regulations established by the General Superintendent of Financial Entities and based on analysis by the SUGEF of the Internal Audit Department of the National Bank, all of which are an integral part of the conditions of this credit for legal matters, which may imply a rating to a credit risk category that is higher than the category "A" initially assigned, the current interest rate to be paid shall be the following: (In case the credit is in dollars inc1ude the following text) One) in risk category "B ONE" or B TWO" it shall pay an interest rate of the Prime Rate plus (Fixed Factor agreed upon plus 0.50 (one half additional point) percentage points; three) in risk category "C ONE, C TWO and C THREE" shall pay an interest rate composed of the Prime Rate plus (Fixed Factor agreed plus 0.75 percentage points; three) in risk category "D" shall pay an interest rate composed of the Prime Rate plus (Fixed Factor agreed upon plus 1.0 (one additional percentage point) percentage points; and four) in risk category "E" it shall pay an interest rate composed of the Prime Rate plus (Fixed Factor agreed upon plus 1.5 (one and a half additional points) percentage points. The debtor expressly recognizes that in no case shall the interest rate be lower than the current bottom rate

FIFTH: INTERESTS FOR DELAYED PAYMENT: they shall be charged on the amortization in default with respect to the capital, at rates than may be higher even by two percentage points than the current rate agreed upon for the loan.

In case the debtor is delayed in payment of its quotas as established in the corresponding loan documents, for more than one working day, it must pay in addition to the interests for delay the amount of $10.00 or its equivalent in colones utilizing the exchange rate for sale for the day of payment, as a commission for administrative expenditures by my (our) default. This payment shall be made every time the delay is repeated. Likewise we accept the collection of the corresponding administrative expenditures relative to the possible collection of the loan by judicial means, in case such a procedure is called for due to delays in servicing the debt, according to current rules.

SIX: RELATIVE TO THE GUARANTEE: As guarantee for this loan. Type TRUST FUND ON THE FOLLOWING PROPERTIES, registered in GUANACASTE: PROPERTY ON PAGE NUMBER 5-23033B-000. SALABLE VALUE: C 2.034.788.821,56 equivalent in dollars to $3,905,544.76 with a RESPONSIBILITY OF 70% OF C 1.424.532.175,09 equivalent in dollars to $2,733,881.33 and FINCA REAL PAGE NUMBER 5-25237-000 SALABLE VALUE: c 195.144.000,00 equivalent in dollars to $374,556.62 with a RESPONSIBILITY FOR 70% OF C 136.600.800,00 equivalent in dollars to $262,189.64 IN A GENERAL TOTAL: SALABLE VALUE IN THE AMOUNT OF C 2.229.932.821,64 equivalent in dollars to $4,280,101.38 WITH A RESPONSIBILITY OF 70% if c 1.560.952.975,09 equivalent in dollars to $2,996,070.97 AND SOLIDARY BOND BY MISTER CARLTON EDGAR TURNER IN HIS CAPACITY AS LEGAL REPESENTATIVE.

POLICIES: IT MUST PAY INSURANCE POLICIES AGAINST FIRE AND EARTHQUAKE IN AN AMOUNT NO LOWER THAN THE VALUE OF THE BUILDINGS AND MUST POINT OUT THE NATIONAL BANK AS CREDITOR IN THE FIRST DEGREE.

SEVENTH: FAILURE TO COMPLY: The parties agree that failure to comply with payment of any of the QUOTAS shall give the creditor Bank the right to consider the entire debt due, and it shall have the authority to request forec1osure of the document that serves as guarantee for this loan by judicial means.

EIGHTH: RELATIVE TO COMMISSIONS: Commissions for administrative expenditures shall be paid at the time each sub-loan is finalized. in the following manner: AT SIX MONTH TERM THE COMMISSION SHALL BE 1.25% on balances as specified in the Commissions Manual currently in force.

NINTH: FULFILLMENT OF OBLIGATIONS. The Debtor compromised to fulfill all and everyone of the obligations acquired in this document and to fulfill all conditions that the document imposes on his position.

TENTH: NON-FULFILLMENT OF OBLIGATIONS: Non compliance on the part of the DEBTOR of any one of the conditions established in this document duly verified by the National Bank of Cost Rica or by the General Superintendent of Financial Entities, shall give the Bank the right to declare the loan due ahead of the date of expiration and demand full payment of the loan by whatever legal means are appropriate. Likewise, the creditor bank shall consider due and payable in advance the totality of the debt if the debtor fails to pay one of the quotas previously established, or if it fails to maintain the property placed in trust in good state of maintenance and care or if it fails to comply with the services required, or if it fails to comply with any other condition contained in this contract and in no case will it be necessary to meet requirements or any other prior requisites which it has waived.

ELEVENTH: EARLY COLLECTION BY JUDICIAL MEANS: In accordance with Art.203 of the Penal Code, 1; CARLTON EDGAR TURNER, WITH UNITED STATES PASSPORT NUMBER [ deleted for confidentiality ], LEGAL REPRESENTATIVE OF THE DEBTOR CORPORATION SABILA INDUSTRIAL S.A. WITH JURIDICAL IDENTIFICATION NUMBER 3-101-123588-00 AND THE CODEBTOR CORPORATION, FINCA SABILA S.A. WITH JURIDICAL IDENTIFICATION NUMBER 3-101-104967-00 debtor and codebtor of the loan finalized and described above in this contract, in the initial amount of EXACTLY TWO MILLION NINE HUNDRED NINETY THOUSAND DOLLARS: hereby state that I know and accept that in case a delay of more than 15 days in payment of interest, amortization, quotas or balances of the loan in reference, the Bank has the power to turn over for early collection by judicial means to any of the corporations contracted for such service, and it must cover the cost of payment of legal fees which such a proceeding may generate and in accordance with the following scheme: If the amount in default is equal or less than US $500.00 (five hundred dollars or its equivalent in colones), it must pay of a commission of 3% over the amount in default, with a minimum amount of US $10.00 (ten dollars); if the amount in default is more than US $500 and less or equal to US $1,000.00 (One thousand dollars or its equivalent in colones), it must pay a commission of 2% over the amount in default; and if the amount in default is more than US $1,000.00 (or its equivalent in colones) it must pay a commission of 1% over the amount in default, with a maximum amount of $100.00.

TWELFTH: RELATIVE TO REFUNDS: Refunds shall be made by means of one single payment upon expiration of each loan operation derived herein. And the credit line must keep its balance duly paid for a period of no less than two weeks at least once every twelve months.

The contract must clearly stipulate that failure to pay or a delay in any one of the sub-loans derived from the credit line. authorizes the Bank to consider the entire line of credit due and to request that the guarantee be executed.

The debtor is hereby expressly committed, in a formal and irrevocable manner during the lifetime of the loan, to maintain the credit line with a zero balance for at least two consecutive weeks within each twelve month period Failure to comply with this condition shall give the Bank the right to consider the entire debt due and to require that it be paid by whatever means it deems appropriate.

THIRTEENTH: RELATIVE TO DELIVERY: Delivery of checks or disbursements shall be made by means of a written order du1y signed by the MANAGER OR HEAD OF CREDIT, or by whoever is du1y authorized to substitute for them, jointly, in accordance with the needs of the investment plan.

I (we) hereby authorize also the National Bank of Costa Rica so that, at the time any of the corporations I (we) represent requires one or several sub-loans, within the limitations established to that effect, the corresponding funds be deposited in the current account we have opened in said bank to that effect.

For that purpose the corporations I (we) represent will send a note requesting each sub-loan duly signed by the person who has the authority to do so.

I (we) hereby exempt expressly and irrevocably the creditor Bank from any error or irregularity that the corporations I (we) represent may incur upon in the letter sent requesting any specific sub-loan.

FOURTEENTH: THE INVESTMENT PLAN: The funds generated by this loan shall be used in a REVOLVING LINE OF CREDIT, TO BE USED AS WORKING CAPITAL, IN THE PROCESSING, PRODUCTION AND INDUSTRIALIZATION OF THE ALOE LEAF FOR EXPORT.

The entire proceeds of this loan, must be invested in the investment plan approved herewith and it is understood that the investment of loan funds in items other than those approved in this document shall give the Bank the right to consider this obligation due and payable and may proceed to request payment immediately.

If the debtor uses these funds in other activities besides those established herein, this will give the creditor Bank the power to declare early expiration of the loan terms and to demand payment in full of the loan by executing the guarantee.

FIFTEENTH: RELATIVE TO THE EXECUTION OF THE CONTRACT: Once deductions have been of the amounts for formalization expenditures. the creditor Bank shall disburse the amount of the credit in the following manner: SHALL DEPOSIT IN THE CURRENT ACCOUNT OPENED IN THE NATIONAL BANK OF COSTA RICA.

SIXTEENTH: RELATIVE TO OBLIGATIONS OF THE DEBTOR (AND CO SIGNERS, IF ANY): The debtor is committed hereby in an irrevocable manner to submit to the Bank, during the entire life of the loan, un-audited financial statements on a quarterly basis, audited financial statements and consolidated audited statements (as the case may be) on an annual basis; these latter reports must be submitted to the Bank within a period of no more than three months after the end of the fiscal year.

The debtor is hereby committed to present to the Bank, during the entire life of the loan, the necessary accounting information to provide a truthful and opportune follow up of the administrative and financial situation of the corporation, and also to provide the information necessary for creditor Bank officials to conduct adequately their control duties of the credit and its guaranties.

The debtor corporation is hereby committed to comply unconditionally with all of the clauses and terms specified in this Line of Credit, in case of failure to comply with any of them, the totality of the debt shall become due and payable and its full payment shall be demanded by whatever is the corresponding legal means.

The debtor corporation hereby states expressly that it is in agreement, by this action, in accordance with the provisions of Artic1e 17 of the Organic Law of the National Banking System, that in case of a possible collection of the loan by judicial means, generated by failure to pay on its part, the creditor Bank be designated as judicial depository of the assets given in guarantee for this loan.

Notwithstanding a possible waiver of address, for matters relative to Article 4 of the Notifications Law No. 7637 the debtor and cosigners of this loan, hereby state that the addresses indicated in this document will serve to receive personal notifications or notifications in writing. Likewise, should the address change, or if it is unclear or non-existent, without it being an obligation in the document, they may be notified by means of an edict to be published in the Judicial Bulletin or a newspaper with nation-wide circulation. .

In case extensions are granted on the balance of this loan, the debtor and all others shall accept the interest rate and commission for administrative proceedings in force at the time such an action is formalized.

The debtor hereby authorizes the National Bank of Costa Rica to request from any intermediary of the National Banking System or the General Superintendent of Financial Entities any information relative to the level of its debt burden. Likewise, it states that it knows and accepts any false data that may be deduced between credit information provided by the Bank and information corroborated by it before the above mentioned entities, shall be sufficient motive for the National Bank of Costa Rica to have the right to consider the obligation due and payable and demand immediate payment of the loan without any responsibility on the part of the Bank.

EIGHTEENTH: RELATIVE TO POWERS OF THE CREDITOR. The creditor Bank is hereby authorized to demand whatever changes it deems necessary, opportune and convenient when the economic financial results of the debtor, makes it impossible to service this obligation.

The Bank reserves the right to consider the loan term due and payable in advance and to demand full payment of the loan in case the debtor corporation refuses to adopt administrative measures that, during the life of the loan, the creditor Bank has imposed upon it, designed to help the development of good administrative management and to obtain satisfactory economic and financial results.

The creditor Bank may demand of the debtor, in addition to submission of audited financial statements, an opinion issued by an auditing firm that may evaluate the impact caused by this loan upon its economic and financial situation and certify the correct application of the funds according to the approved investment plan.

If a review of the financial statements conc1udes that the corporation's financial situation jeopardizes repayment of the debt or the condition of the guaranties, in accordance with Article 504 of the Commerce Code and Articles 776, 777 and 848 of the Civil Code, the Bank shall declare the debt due and payable and shall execute the guaranties.

If for causes that are determining or unexpected, upon approval of the investment project that Bank arrives at the conclusion that it may freely consider that one or more of the investment sectors approved is not going to produce the desired effect, or is going to result in damage to the Bank' s interests or the interests of the debtor it may temporarily or permanently suspend delivery of funds destined to such purpose or purposes without the Bank incurring in any responsibility with respect to the debtor.

NINETEENTH: STATEMENT OF MUTUAL BENEFIT: The creditor Bank and the debtor corporation and the solidary cosigner (or cosigners) hereby expressly state that the conditions agreed in this contract are the result of negotiations and mutual concessions which favor and benefit both directly and indirectly all parties concerned. The parties state that they know, understand and accept without reservation the legal validity and importance of waivers and stipulations.

TWENTIETH: PROVISIONS CURRENTLY IN FORCE: The debtor states that it knows the provisions currently in force that govern this type of credits and constitute an integral part of this contract and that it is required to comply with them, as well as to provide the necessary facilities to officials that the Bank may designate to exercise supervision and control of the guarantee.

TWENTY FIRST: OTHER CONTRACTED OBLIGATIONS: The debtor hereby authorizes the Bank to act before any intermediary of the National Banking System and of the General Superintendent of Financial Entities and request information on the level of its debt burden. Likewise it states and accepts that any false data that may be deduced from information provided, corroborated before the above mentioned entities, shall be sufficient cause for the National Bank of Costa Rica to suspend disbursement or disbursements under this loan if they have not been made and if they have been made this shall cause the loan to become due and payable in advance of the approved term. In addition, the debtor accepts that such an event shall cause it to lose any expenditures it may have incurred in processing the loan.

TWENTY SECOND: VERIFYING THE FINANCIAL SITUATION. In order for the Bank to verify the debtor's financial situation" the debtor is required to supply during the life of this loan the necessary accounting information to provide a truthful and opportune supervision of the administrative and financial situation, and to provide all the facilities necessary for Bank loan officials to exercise an adequate control of the loan. The Bank is hereby authorized to demand changes that it may consider necessary, opportune and convenient when economic and financial results of the debtor make it difficult to exercise adequate supervision of this loan. The Bank reserves the right to declare the loan term due in advance and to demand payment in full of the loan in case the debtor refuses to adopt administrative measures, that during the life of this loan, the Bank has indicated, designed to develop an administrative management that will generate satisfactory economic and financial results.

IN WITNESS WHEREOF WE SIGN IN THE CITY OF BAGACES, GUANACASTE ON TUESDAY THE THIRTEENTH OF FEBRUARY OF THE YEAR TWO THOUSAND AND SEVEN

FOR THE NATIONAL BANK OF COSTA RICA

CREDITOR

FOR SABILA INDUSTRIAL S.A. WITH JURIDICAL IDENTIFICATION NUMBER 3-101-123588

FINCA SABILA S.A. JURIDICAL IDENTIFICATION NUMBER 3-101-104967

DEBTOR	I.D.NO.